Exhibit 4.1

                                                                      APPENDIX A

                           DELTA AND PINE LAND COMPANY
                             2005 OMNIBUS STOCK PLAN


                                   ARTICLE 1.
                           EFFECTIVE DATE AND PURPOSE
                           --------------------------

1.1 Effective Date. The Plan is effective as the Delta and Pine Land Company ("DPL") 2005 Omnibus Stock Plan as of January 11, 2005.

1.2 Purpose of the Plan. The Plan is intended to further the growth and profitability of DPL by increasing incentives and encouraging Share ownership on the part of DPL's Employees, Independent Contractors and Members of the Board. The Plan is intended to permit the grant of Awards that constitute Incentive Stock Options as defined in the Code, Non-Qualified Stock Options, Restricted Stock and RSUs.

                                   ARTICLE 2.
                                   DEFINITIONS
                                   -----------

The following words and phrases shall have the following meaning unless a different meaning is plainly required by the context:

2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) fifty percent (50%) or more owned by DPL.

2.3 "Award" means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options, Restricted Stock or Restricted Stock Units.

2.4 "Award Agreement" means the written agreement setting forth the terms and conditions applicable to an Award.

2.5 "Board" means DPL's Board of Directors.

2.6 "Change in Control" shall, in the case of Awards which are not subject to Code Section 409A, have the same meaning as defined in individual Award Agreements. In the case of any Award which is subject to Section 409A of the Code, such term shall have the meaning contemplated by such Code Section, and shall be construed and applied accordingly.

2.7 "Charitable Organization" means an organization described in Code Section 170(c)(2), 2055(a) or 2522(a), or any successor thereto.

2.8 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.9 "Committee" means the Compensation Committee of the Board appointed (pursuant to Section 3.1) to administer the Plan.

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2.10  "Employee"  means a common-law  employee of DPL, its  subsidiaries,  or an
Affiliate designated by the Board or the Committee (collectively "an Employer").
"Employee"  does  not  include  an  individual  who  is  not   contemporaneously
classified as an Employee for purposes of an Employer's payroll system. In the event any such individual is reclassified as an Employee for any purpose, including, without limitation, any government agency or as a result of any private lawsuit, action, or administrative proceeding, such individual will, notwithstanding such reclassification, remain ineligible for participation hereunder and will not be considered an Employee for purposes of this Plan. In addition to and not in derogation of the foregoing, the exclusive means for an individual who is not contemporaneously classified as an Employee of an Employer on an Employer's payroll system to become eligible to participate in this Plan is through an amendment to this Plan which specifically renders such individual eligible for participation hereunder.

2.11 "Exercise Price" means the price at which a Share subject to an Option may be purchased pursuant to the exercise of the Option.

2.12 "Fair Market Value" means, except as otherwise specified in a particular Award Agreement, (a) in the case of Shares that are traded on an established national or regional securities exchange, the closing transaction price of such a Share as reported by such exchange on the date as of which such value is being determined or, if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported, (b) in the case of Shares that are not traded on an established securities exchange, the average of the bid and ask prices for such a Share, where quoted for such Shares, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Committee determines in its sole discretion that the Shares are too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Committee, in its sole discretion, on a good faith basis.

2.13 "Grant Date" means the date that the Award is granted.

2.14 "Immediate Family" means only (i) a person who, at the time of a transfer, is the Participant's spouse or natural or adoptive lineal ancestors or descendants, (ii) a trust for the exclusive benefit of the Participant or one or more Immediate Family member(s) or Charitable Organization(s), or (iii) a partnership, corporation, limited liability company or other entity owned exclusively by the Participant or one or more Immediate Family member(s) or Charitable Organization(s).

2.15 "Incentive Stock Option" means an Option that is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of section 422 of the Code.

2.16 "Independent Contractor" means a person employed by DPL for a specific task, study or project who is not an "Employee."

2.17 "Member of the Board" means a duly elected and incumbent director of DPL.

2.18 "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

2.19 "Option" means an option to purchase Shares which is granted by the Committee pursuant to Article 5.

2.20 "Participant" means an Employee, Independent Contractor or Member of the Board to whom an Award has been granted and remains outstanding.

2.21 "Performance Goals" means the objectives for DPL and/or its Affiliate(s), or Participant that may be established by the Committee for a performance cycle with respect to any performance-based Awards contingently granted under the Plan. The Performance Goals for Awards that are intended to constitute "performance-based" compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following criteria: revenue, earnings per Share, net income per Share, Share price, pre-tax profits, net earnings, net income, operating income, cash flow, earnings before interest, taxes, depreciation and amortization, sales, total stockholder return relative to assets, total stockholder return relative to peers, financial returns (including, without limitation, return on assets, return on equity and return on investment), cost reduction targets, customer satisfaction, customer growth, employee satisfaction, gross margin, revenue growth, new contract win, or any combination of the foregoing.

2.22 "Period of Restriction" means the period during which Restricted Stock or an RSU is subject to forfeiture and/or restrictions on transferability.

2.23 "Plan" means this DPL 2005 Omnibus Stock Plan, as set forth in this instrument and as hereafter amended from time to time.

2.24 "Restricted Stock" means a Stock Award under which the Shares are subject to forfeiture should the Participant not be employed by DPL or a Member of the Board on the date or dates specified in the Stock Award or should the performance goals, if any, specified in the Stock Award not be met.

2.25 "RSU" or "Restricted Stock Unit" means a Stock Award subject to a period or periods of time after which the Participant will receive Shares if the conditions contained in such award have been met.

2.26 "Rule 16b-3" means Rule 16b-3  promulgated  under the 1934 Act, as amended,
and  any  future   regulation   amending,   supplementing  or  superseding  such
regulation.

2.27 "Share" means DPL's Common Stock, par value $0.10 per share or any security issued by DPL or any successor in exchange or in substitution therefor.

2.28 "Stock Award" means an Award of Restricted Stock or an RSU.

2.29 "Ten Percent Holder" means an Employee or Member of the Board (together with persons whose stock ownership is attributed to the Employee or Member of the Board pursuant to section 424(d) of the Code) who, at the time an Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of DPL.

                                   ARTICLE 3.
                                 ADMINISTRATION
                                 --------------

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two Members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. It is intended that each member of the Committee shall qualify as (a) a "non-employee director" under Rule 16b-3 of the 1934 Act, (b) an "outside director" under section 162(m) of the Code and (c) an independent director under the rules of the New York Stock Exchange. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2 Authority and Action of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to
(a) determine which Employees, Independent Contractors and Members of the Board shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements, (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by eligible Employees, Independent Contractors and Members of the Board, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, and (f) interpret, amend or revoke any such procedures or rules. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Member(s) of the Board and/or officers of DPL; provided, however, that the Committee may not delegate its authority or power with respect to (a) any officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the 1934 Act or decisions concerning the timing, pricing or amount of an award to such an officer or person or (b) any Award that is intended to satisfy the requirements applicable to "qualified performance-based compensation" under section 162(m) of the Code.

3.4 Decisions Binding. All determinations, decisions and interpretations by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

3.5 Restrictions on Incentive Stock Options. Incentive Stock Options may not be granted more than 10 years from the date the Plan is adopted or the date the Plan is approved by DPL's shareholders, whichever is earlier. Incentive Stock Options are not transferable, except by will or the laws of descent. If this Plan is not approved within 12 months before or after the Effective Date, no further Incentive Stock Options may be granted and any previously granted shall remain valid but be deemed to be Non-Qualified Stock Options.

3.6 The Committee shall have the authority to grant Awards under this Plan that are contingent upon the achievement of Performance Goals. Performance Goals may be absolute or relative (to prior performance of DPL or or its Affiliate(s) or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

                                   ARTICLE 4.
                           SHARES SUBJECT TO THE PLAN
                           --------------------------

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, four and one-half million (4,500,000) Shares shall be available for grants of Awards under the Plan. The maximum number of Shares which may be issued as Restricted Stock or Restricted Stock Units shall be two million, one hundred thousand (2,100,000) Shares. The maximum number of Shares with respect to which Restricted Stock, RSUs, Options or a combination thereof may be granted during any year to any person shall be two hundred fifty thousand (250,000), subject to adjustment as provided in Section 4.3. Not by way of limitation, any or all of such authorized shares may be granted as a result of Incentive Stock Options. Shares awarded under the Plan may be either authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares or a combination thereof.

4.2 Lapsed Awards. To the extent that Shares subject to an outstanding Option or other Award are not issued or delivered by reason of the expiration, cancellation, forfeiture or other termination of such Award or by reason of the delivery or withholding of Shares to pay all or a portion of the Exercise Price of an Award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an Award, then such Shares shall again be available under this Plan.

4.3 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, share combination, or other similar change in the corporate structure of DPL affecting the Shares, the Committee may adjust the number, class and series of DPL's securities or the securities of any successor corporation available under the Plan, the number, class, series and purchase price of securities subject to outstanding Awards, and the numerical limit of Section 4.1 in such manner as the Committee in its sole discretion shall determine to be appropriate to prevent the dilution or diminution of such Awards. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an outstanding Award under this Plan, DPL shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the Exercise Price or Base Price, if any, of such Award.

                                   ARTICLE 5.
                                  STOCK OPTIONS
                                  -------------

5.1 Grant of Options. Subject to the provisions of the Plan, Options may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. An Award of Options may include Incentive Stock Options, Non-Qualified Stock Options, or a combination thereof; provided, that no Option shall be granted more than ten years after the date this Plan is adopted by the Board.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of DPL, or any parent or subsidiary as defined in section 424 of the Code) exceeds the amount established by the Code, such Options shall constitute Non-Qualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted. No Agreement shall provide any compensation deferral feature, other than the ability to exercise the Option at a future date.

5.3 Exercise Price. Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee in its sole discretion.

5.3.1 Non-Qualified Stock Options. In the case of a Non-Qualified Stock Option, the Committee shall determine the Exercise Price which may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. The Committee may grant Options under the Plan that are intended to be ISOs. All or any portion of the shares authorized for use under the Plan may be issued as ISO shares. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto), as well as Treasury Regulations and other binding guidance issued thereunder. In furtherance of this intent, and not by way of limitation:

       (i) All ISOs shall be written, whether on paper or in electronic form.

       (ii) All or any portion of the shares authorized for use under the Plan may be issued as ISO shares.

       (iii) Each share of stock will be treated separately for purposes of applying the ISO rules.

       (iv) No ISO may be granted to any individual who is not, at the time of grant, an employee of the Company or a related corporation, within the contemplation of Section 422(b) of the Code. An ISO may only be granted for a reason connected with such employment. If an ISO is assumed or a new ISO is substituted under circumstances permitted under Treas. Reg. 1.424-1(a), the optionee must be an employee (or a former employee within the prior 3 month period) of the corporation assuming or substituting the ISO, or a related corporation with respect to same. For this purpose, the employment relationship will be treated as continuing to exist during a military leave, sick leave or other bona fide leave of absence of up to 3 months, or for such longer period as the individual's right to reemployment is provided by statute or contract. In the absence of any such right, the employment relationship is deemed to terminate on the day after such 3 month period, at which time the 3 month maximum exercise period will begin. If an individual satisfies these employment requirements, and if the option provides for exercise by the individual's estate, or for exercise by an heir as a result of distribution of the ISO from the estate, then the estate or heir, as applicable may exercise the ISO within such period following the former employee's death as may be permitted by applicable Treasury Regulations, but in no event longer than one year from such date of death. In the event of the disability of an optionee, an ISO may be exercised for so long as the individual's employment relationship continues, and thereafter for such period as may be permitted by applicable Treasury Regulations, but in no event longer than one year from the date the individual's right to reemployment by statute or contract ceases.

       (v) No ISO may be granted at an Option Price which is less than the Fair Market Value of a Share on the date the ISO is granted. Fair Market Value may be determined for this purpose under any reasonable valuation method.

       (vi) No ISO may be granted to the extent that the aggregate Fair Market Value at grant of the stock with respect to which the ISO is first exercisable in any calendar year (under all plans of the Company or any parent or subsidiary thereof) exceeds $100,000. For this purpose, Options shall be taken into account in the order granted. To the extent any grant exceeds such limit, such grant shall be made, and in any event treated for all purposes, as a Non-Qualified Stock Option. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to Non-Qualified Stock Options.

       (vii) No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (A) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted, and (B) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. For purposes of administration of the ISO provisions of the Plan, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

       (viii) An ISO may be granted only under an Option which is not transferable other than by will or the laws of descent and distribution, nor which is exercisable during the grantee's lifetime other than by the grantee. No ISO will be granted unless, by its terms, it is to be treated as an ISO. No ISO may be granted unless this Plan is approved by the shareholders of the Company within twelve months before or after the Plan is adopted by the Board.

       (ix) No ISO may be granted after an amendment to the Plan which increases the number of shares which may be issued under Options or which changes the employees or classes of employees eligible to receive Options unless such amendment is approved by the shareholders of the Company.

       (x) Any Participant who disposes of Shares acquired upon the exercise of an ISO either (A) within two years after the date of grant of such ISO or (B) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

       (xi) In no event shall any member of the Committee, the Company or any of its affiliates (or their respective employees, officers or directors) have any liability to any participant (or any other person) due to the failure of an Option to qualify for any reason as an ISO.

5.4 Expiration Dates. Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date with respect to an Option shall not be later than the tenth anniversary of its Grant Date and the expiration date with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be later than the fifth anniversary of its Grant Date.

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the Exercisability of the Option. The exercise of an Option is contingent upon payment by the Optionee of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

5.6 Method of Exercise. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of DPL (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share. The Exercise Price shall be payable to DPL in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise
(a) by tendering previously acquired Shares which have been held by the Optionee for at least six months having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price of the Shares with respect to which the Option is to be exercised, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, DPL shall deliver to the Participant Share certificates (which may be in book entry form) for such Shares with respect to which the Option is exercised.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws. In general, Shares of Restricted Stock and Non-Qualified Stock Options are generally subject to the restrictions on transfer, etc. set forth in Section 6.3. However, the Committee may, in its sole discretion, permit assignment of Restricted Stock and/or Non-Qualified Stock Options to the Participant's Immediate Family or to a Charitable Organization.

                                   ARTICLE 6.
                                  STOCK AWARDS
                                  ------------

6.1 Grant of Stock Awards. Subject to the provisions of the Plan, Stock Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion; provided, however, that no Stock Award shall be granted, administered or modified in a manner which would result in an additional tax under Code Section 409A(a)(1)(B)(i)(II), and any nonconforming provision, administration or modification shall be void ab initio.

6.2 Stock Award Agreement. Each Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the price, if any, to be paid for the Shares and the Period of Restriction applicable to a Restricted Stock Award or RSU Award and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3 Transferability/Share Certificates. Shares subject to an Award of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, a Restricted Stock Award may be registered in the holder's name or a nominee's name at the discretion of DPL and may bear a legend as described in Section
7.4.2. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by DPL as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment
(including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by DPL, which would permit transfer to DPL of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or part.

6.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Stock as it may deem advisable or appropriate.

6.4.1 General Restrictions. The Committee may set restrictions based upon applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

6.4.2 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Delta and Pine Land Company 2005 Omnibus Stock Plan (the "Plan"), and in a Restricted Stock Agreement (as defined by the Plan). A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of DPL."

6.5 Removal of Restrictions. Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and, subject to DPL's right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the Participant. In the case of any Award which is subject to Code Section 409A, under no circumstances may the vesting or other material restrictions associated with such Award be removed or modified in a manner which would result in an acceleration of any benefit, right or feature of such Stock Award, within the contemplation of Section 409A.

6.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

6.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be deposited with DPL and shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

6.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock or RSUs for which restrictions have not lapsed shall revert to DPL and again shall become available for Awards under the Plan.

6.9 Code Section 409A. Notwithstanding any other provision of this Plan, any Award from the Plan which is subject to Code Section 409A is intended to conform with such Code Section in a manner which avoids any increase in tax or interest rates pursuant thereto. Without limitation of the foregoing, no such Award shall provide for or permit a distribution of compensation other than upon a separation from service, disability, death, a specified time or pursuant to a fixed schedule, a Change in Control, or an unforeseeable emergency, each as contemplated by Code Section 409A. In the case of any distribution to a "specified employee" under such Section, based on a separation from service, in no event shall such distribution be made earlier than six (6) months after the separation from service. Any election of an individual to defer the receipt of compensation may be made only by the end of the year prior to the year in which the compensation is earned, or at such other time as may be provided in Treasury Regulations; provided that in an individual's initial year of eligibility a deferral election may be made within 30 days after the initial date of eligibility; further provided that performance-based compensation earned over a period of at least 12 months may be deferred under an election made at least 6 months before the end of the period. No provision of any such award shall permit any acceleration of benefits under circumstances proscribed by Section 409A. Changes in the time or form of payment may be permitted only under circumstances which would not subject the holder of any Award to taxation pursuant to Code
Section 409A.

                                   ARTICLE 7.
                                  MISCELLANEOUS
                                  -------------

7.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of DPL to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between DPL and any one of its Affiliates (or between Affiliates) shall not be deemed either a separation from service or a termination of employment. Employment with DPL and Affiliates is on an at-will basis only.

7.2 Participation. No Participant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

7.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by DPL against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with DPL's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give DPL an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under DPL's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise, or under any power that DPL may have to indemnify them or hold them harmless.

7.4 Successors. All obligations of DPL under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to DPL, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of DPL.

7.5 Beneficiary Designations. Subject to the restrictions in section 8.6 below, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. For purposes of this section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

7.6 Nontransferability of Awards. Unless otherwise determined by the Committee with respect to an Award other than an Incentive Stock Option, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. The Committee may in its discretion permit a transfer of an Award to a member of the Participant's Immediate Family or to a Charitable Organization. Except as may be so permitted, all rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant's legal representative.

7.7 No Rights as Stockholder.  Except to the limited extent provided in Sections
7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of DPL with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of DPL or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

7.8 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), DPL shall have the power and the right to deduct or withhold, or require a Participant to remit to DPL, an amount sufficient to satisfy federal, state, local and foreign taxes (including, but not limited to, the Participant's FICA and SDI obligations) required to be withheld with respect to such Award (or exercise thereof).

7.9 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having DPL withhold otherwise deliverable Shares, or (b) delivering to DPL already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided such Shares have been held by the Participant for at least six months.

7.10 Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that if at any time DPL determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to DPL. DPL may require that certificates evidencing shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

7.11 Change in Control. (a) Notwithstanding any provision in this Plan or any Award Agreement, in the event of a Change in Control in connection with which the holders of Shares receive shares of common stock that are registered under section 12 of the 1934 Act, there shall be substituted for each Share available under this Plan, whether or not then subject to an outstanding Award, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change in Control. In the event of any such substitution, the Exercise Price per share in the case of an Option shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding Options without an increase in the aggregate Exercise Price. (b) Notwithstanding any provision in this Plan or any Award Agreement, in the event of a Change in Control in connection with which the holders of Shares receive consideration other than shares of common stock that are registered under Section 12 of the 1934 Act, each outstanding Award shall be surrendered to DPL by the holder thereof, and each such Award shall immediately be cancelled by DPL, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from DPL in an amount that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such award on the date of the Change in Control.

7.12 Non-Competition Requirement. Notwithstanding any other provision of this Plan or the terms of any Award under the Plan, a Participant or transferee from a Participant shall forfeit all unexercised, unearned and/or unpaid Awards, both vested and non-vested, including without limitation Awards earned or vested but not yet paid or exercised, all unpaid dividends and dividend equivalents, and all interest , if any accrued on the foregoing, if (i) in the opinion of the Committee (whose determination shall be final, exclusive and binding) the grantee without the written consent of DPL engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by DPL or any of its Affiliates; or (ii) the grantee performs any act or engages in any activity which in the opinion of the Chief Executive Officer (whose determination shall be final, exclusive and binding) is inimical to the best interests of DPL.

                                   ARTICLE 8.
                       AMENDMENT, TERMINATION AND DURATION
                       -----------------------------------

8.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including section 422 of the Code, section 162(m) of the Code and (c) the rules of the New York Stock Exchange. No termination of the Plan shall be the basis for distribution of any deferred compensation which is subject to Code Section 409A. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

8.2 Duration of the Plan. The Plan shall, subject to Section 9.1 (regarding the Board's right to amend or terminate the Plan), terminate ten years after adoption, unless earlier terminated by the Board. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.

                                   ARTICLE 9.
                               LEGAL CONSTRUCTION
                               ------------------

9.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

9.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

9.4 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

9.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

9.6 Incentive Stock Options. Should any Option granted under this Plan be designated an "Incentive Stock Option," but fail, for any reason, to meet the requirements of the Code for such a designation, then such Option shall be deemed to be a Non-Qualified Stock Option and shall be valid as such according to its terms.

     Executed as of the day and year first above written.

                                       DELTA AND PINE LAND COMPANY

                                       By:   /s/ Thomas Jagodinski
                                           -----------------------------------

                                       Its: President and CEO
                                           -----------------------------------